Confidential Discussion Materials Project Everest March 8, 2024 Exhibit (C)(2)

Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of Everest Group Holdings Inc. (“Everest”) in connection with its evaluation of a proposed transaction involving Everest and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Everest and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Everest. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Everest or any other entity, or concerning the solvency or fair value of Everest or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Everest as to the future financial performance of Everest, and at your direction Centerview has relied upon such forecasts, as provided by Everest’s management, with respect to Everest. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of Everest (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Everest or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Situation Update With the authorization of the Special Committee, Centerview has engaged with Everest management to diligence Everest’s financial forecast and business outlook In addition to a data room, the Everest team has provided a management plan and multiple calls have been held to provide commercial context Centerview has also worked with CSM to further our collective understanding of Everest’s governance and ownership structure and their implications on a potential transaction Today’s discussion provides a summary of key learnings and contextualizes the Everest plan based on historical performance and consensus estimates Key outstanding items remain, and further conversations with Everest management are to be conducted as Centerview continues its diligence and financial analysis Additional updates to be shared with the Special Committee as diligence progresses

Significant Progress On Diligence To Date Centerview has engaged substantially with Everest management since the diligence commenced Provided access to Everest and Kilimanjaro Board and Executive Committee presentations Fall strategic review materials by business unit under each segment Financial model through 2028 built by business unit Preliminary TRA detail provided by management Dataroom Diligence Calls Capitalization / Tax Management presentation with CFO, Corp Dev team and Counsel Reviewed strategic outlook and historical performance by business unit Reviewed revenue models Diligence session on Everest Management Plan Q&A driven discussion on key trends and financial outlook by business unit and segment Discussed plan creation process Reviewed capitalization structure and ownership dynamics Focus on implications of modified Up-C structure Close collaboration with CSM to understand implications of capitalization structure for public shareholders Preliminary discussions with CSM on implications of Tax Receivable Agreement (“TRA”)

Key Observations From Diligence To Date Source:Everest filings and Everest Management Plan as of February 21, 2024 per Everest Management (the “Everest Management Plan”). Everest financial historical information pro forma by excluding the effects of IMG academy and including the full year impact of WWE, per Everest management. Recent Financial Performance 2024 Outlook Draft Everest Management Plan Everest delivered profitable growth in 2023 – +7.8% pro forma revenue growth and 21.6% pro forma Adj. EBITDA margin Up from +3.8% reported revenue growth in 2022, driven by OSP and EE&R segments Momentum across most segments, despite impact of WGA and SAG-AFTRA strikes Everest 2024 outlook in the Everest Management Plan has been modestly lowered vs. initial budget for previous Everest management plan Largely driven by Q4 Raw U.S. deal removal, with Netflix deal beginning in Q1 2025 Expecting +20.7% revenue growth and 21.1% Adj. EBITDA margin Revenue and topline growth buoyed by 2024 Olympics (>$1bn revenue contribution) Management expects +11.1% revenue CAGR from 2023A-2028E +5pp Adj. EBITDA expansion assumed – from 21.6% in 2023A to 27.0% in 2028 Certain scaled contracts and material events drive some measure of variability in financial results year-over-year Latest Everest Management Plan modestly lower vs. previous Everest management plan, accounting for impact of the Raw U.S. deal removal throughout the projection period, updated IMG Arena outlook based on renewal cycle, and re-forecasted 2028 Olympics impact

Current Status Next Steps Pro forma historical financials (e.g., Kilimanjaro formation, divestiture of IMG Academy) Critical tax assumptions Historical tax rates (corporate tax rates, one-time non-TRA impacting items and impact of TRA) Expected impact of TRA and/or other anticipated one-time items on future tax expense View on normalization of underlying business: Quantifiable impacts of one-time occurrences in Everest Management Plan (e.g., Olympics, OSP deals in 2026) Further understanding of certain cash flow dynamics NWC and Capex trends for the Olympics Capex trends for WME, IMG Media, IMG Arena, OpenBet Additional detail on cash flow items D&A (particularly perspectives on amortization from M&A and any tax-shielding implications) Detail on “Other Cash Flow Items” Key Open Questions Continued diligence efforts under way Additional information / call requests: Special Committee updates as diligence and financial analyses progress

Evolution Of Everest Since IPO Source:Public company filings, Everest presentations, Everest Management Plan and FactSet as of March 7, 2024. Note: Dollars in billion. Financials as publicly reported unless otherwise noted. (1) Pro forma for UFC transaction and IMG Academy divestiture based on available information. (2) Revenue business mix excludes eliminations. EBITDA contributions exclude corporate cost allocations. Segment results presented as reported. 2022A results pro forma for Sports Data & Technology re-segmentation. Revenue At IPO Pre-Kilimanjaro Ann. Today Business Units % Growth (LTM) Business Mix(2) Revenue Adj. EBITDA LTM Net Leverage $bn Owned Sports Properties Events, Experiences & Rights Representation Owned Sports Properties Events, Experiences & Rights Representation Sports Data & Technology ’19-’20: (23.9%) ’18-’19: +26.5% OSP EE&R Rep. Sports Data & Tech 8.8x $5.3 +3.8% Owned Sports Properties Events, Experiences & Rights Representation FY 2020A FY 2022A 3.8x 3.2x FY 2023A $6.7(1) +7.8% COVID impact As reported $3.5 (1)

F D H G Sep-21 – Everest announces acquisition of OpenBet for $1.2bn Nov-21 – Everest sells controlling stake in content business for $850mm May-22 – Everest reports first quarter earnings Aug-22 – Everest to Sell Diamond Baseball Holdings to Sierra Apr-23 – Everest announces intention to combine UFC and WWE assets Aug-23 – PFL(1) receives a reportedly $100mm minority investment from SRJ (Saudi sovereign wealth fund backed sports investment vehicle) Sep-23 – Kilimanjaro begins trading as UFC / WWE transaction closes Oct-23 – Everest announces consideration of strategic alternatives & Sierra announces potential take-private Everest Stock Price Performance Since IPO Source:Public company filings and FactSet as of March 7, 2024. Note: Starting share price reflects first trading day closing share price. S&P500 performance indexed to Everest share price as of April 29, 2021. (1)Professional Fighters League. $25.20 +22% $24.33 (3%) Everest S&P500 Share Price Performance Since IPO Public Market Events A B C D E F G B E H C Russian invasion of Ukraine (Feb), Fed hikes interest rates 25bps (Mar) A $17.72 share price prior to Sierra press release

$1,220 / $1,275 $5,665 / $5,815 $5,235 / $5,475 $1,145 / $1,175 $4,800 / $4,850 Revenue $4,890 / $4,950 $5,200 / $5,450 $5,335 / $5,475 $5,235 / $5,475 $5,825 / $5,975 $5,665 / $5,815 $765 / $775 Quarterly Financial Performance Since IPO Revenue vs. Consensus Adj. EBITDA vs. Consensus Guidance (Low / High) +$2 % Beat / Miss: % Beat / Miss: FY’21 FY’22 FY’23 EBITDA Source:Public company filings and FactSet as of March 7, 2024. Increased Guidance Guidance Suspended ($32) +$76 +$143 +$142 +$98 ($13) ($10) +$31 +$27 +$80 +$2 +$43 +$43 +$98 +$33 +$74 +$63 +$5 +$2 +$6 +$7 +$25 ($22) $835 / $845 $1,070 / $1,120 $1,100 / $1,150 $1,130 / $1,170 $1,250 / $1,305 $1,220 / $1,275 Everest has consistently beat street expectations

Selected Sell-Side Analyst Perspectives On Everest Source: Wall Street research as of March 7, 2024. “Everest’s decision to formally evaluate strategic options … provides a catalyst for shares to move even closer to the underlying asset value” Potential Strategic Alternatives (Nov-2023) “[Underperformance following PFL and other news] … headwinds as transitory [and] the longer term trends in EE&R, Rep. and Sports Betting should remain largely intact” Category Tailwinds (Oct-2023) “The end of the actor's strike is a positive development for the Representation biz and non-video verticals outperformed in 3Q” Resolution of 2023 Strikes (Nov-2023) “We like the assets of UFC and WWE […] The upcoming rights expirations for both WWE and UFC present meaningful upside opportunities” UFC and WWE Combination (Sep-2023) “While the company appears committed to lowering leverage ratio to under 4x, adverse developments could pose a risk to equity investors” Balance Sheet (Feb-2024) “In our view, the stock has been challenged by the complexity of the Everest business model… Plus, the WWE acq. & Kilimanjaro spin further complicate the story” Organizational Complexity (Oct-2023) “Implementation of a capital returns program [a potential catalyst] as recent and upcoming rights renewals drive significant free cash flow” Capital Return “Everest can capture synergies between [segments]…. However, it is difficult to quantify whether these synergies represent any material value” Difficulty Quantifying Synergies Across Segment (Sep-2023) Organization / Structure Category Trends Strategy Capital Allocation (Feb-2024)

Overview Of Strategic Review, Everest Management Plan And Preparation Process Basis of Presentation Everest management reviewed the historical performance and go-forward strategy of sub-segments within each of its four operating segments largely from a top-down perspective Based on these plans, management prepared a consolidated view of their best estimate of financial performance over the next five years Timing Forecast was initially prepared by Everest’s management team for the purposes of strategic review, which review was announced in October 2023 Based on 2023A results, forecast was updated in February 2024 and included a revised view based on the latest information available to management Differences vs. Ordinary Course Management typically prepares only a three year plan but has extended its forecast through five years in conjunction with this process 2024 figures in current Everest Management Plan reflect higher targets vs. prior 2024 budget, as reviewed with Everest’s Board Source:Everest Management Plan.

Everest Management Plan Overview Revenue Adjusted EBITDA Unlevered FCF Pre-Tax OSP EE&R Representation Sport Data & Tech Corporate & Elim. Source:Everest Management Plan. Note:Dollars in billions. 2023A pro forma for WWE acquisition and IMG Academy divestiture as per Everest Management Plan. n.a. % YOY Growth +21% (7%) +15% +5% +25% % Margin 21% 25% 27% 28% 27% 22% % Conversion 90% 83% 92% 107% 79% ’23A-’28E CAGR: +11% ’23A-’28E CAGR: +16% ’24E-’28E CAGR: +12%

$8.6 $7.6 $7.9 Overview Of Everest Consensus Estimates Source Everest Management Plan and FactSet as of March 7, 2027. Note:Dollars in billions. FactSet consensus reflects median of available estimates, including additional brokers not shown. Estimate counts may not sum due to identical estimates across multiple brokers. Revenue ($bn) Adjusted EBITDA ($bn) 2024E 2025E 2026E N = 8 N = 8 N = 3 N = 8 N = 8 N = 3 $8.2 $7.6 $7.5 $8.5 $8.7 $2.1 $1.8 $1.9 $1.9 $1.8 $1.7 $2.3 $2.3 Everest Mgmt. Plan Broker Estimate FactSet Consensus $2.5 $2.2 $2.0 $1.9 $9.0 $8.5 $8.0 $8.1

Everest Management Plan Vs. Consensus Source:Everest Management Plan and FactSet as of March 7, 2024. Note:Dollars in billions. 2023A pro forma for WWE acquisition and IMG Academy divestiture as per Everest Management Plan. (1)Management FCF reflects Unlevered FCF before tax. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. +25.1% +10.8% +20.7% (7.0%) +15.3% +4.9% +17.1% +1.0% +6.9% +6.8% % YoY Growth # Estimates 8 8 3 2 2 +11.1% Adj. EBITDA Mgmt. Cons. Margin 8 8 3 2 2 Unlevered FCF(1) Mgmt. Cons. 70.2% 89.9% 83.1% 91.8% 107.0% 78.7% 69.6% 69.0% 65.5% 66.1% Conv. 2 2 1 1 1 +8.4% +108bps +129bps 21.6% 21.1% 24.8% 26.8% 28.1% 27.0% 21.6% 23.6% 25.0% 27.6% 28.2% 28.1% Ann. Margin Exp. 90.1% 68.1% Average Conv. # Estimates # Estimates n.a.

Overview Of Key Revenue Models By Segment Owned Sports Properties Events, Experiences & Rights Representation Sports Data & Technology Also includes Miami & Madrid, BJAC, Frieze, Fashion Events, HPWW and Other Events Also includes EuroLeague PBR Ticket sales Sponsorship contracts (short & multi-yr) Television contracts Licensing agreements Ann. fees & recognition of franchise fees from team sales WWE UFC Content – Multi-yr rights contracts (e.g. Raw, Smackdown) Media – Multi-yr rights contracts and subscription Live Events – Ticket sales Licensing agreements with min. guarantees and royalties Content – PPV, Media Rights, Fight Pass Subscription Live Events – Ticket sales, site fee contracts and other (VIP experiences, Fight Club membership) Sponsorship and digital ad sales Licensing agreements with min guarantees and royalties WME Commission and service fees Upfront & backend fees from packages 160over90 Blend of retainer and project-based fees Non- Scripted ProdCo Fees Fashion Commission and service fees On-Location IMG Media Primarily sales of tickets / packages, travel, hospitality Includes Super Bowl & NFL, College Sports, Music Events and Olympics Rights & Distribution – Multi-yr contracts with pre-negotiated minimum fees or commissions Sports Production – Some multi-yr contracts, mostly auto-renewing single-yr contacts and one-off services Sport 24 & IMG Replay – Multi-yr contracts with pre-negotiated rates IMG Arena OpenBet FastPath Data – Hybrid of fixed fee and revenue sharing Live Streaming – Primarily fixed fee or % of net gaming revenue Open Services – Cost-plus pricing Open Technology – Revenue sharing and license fees Open Content – Revenue sharing and license fees Source:Everest Management Plan.

OSP business largely comprised of UFC and WWE assets held through Kilimanjaro stake UFC and WWE rights renewals, including with Peacock (1.5-2x current AAV expected) 70-80% contribution margin on renewal revenues expected by management Raw distribution lapses for Q4 ’24E (before NFLX deal) Expected decrease in number of teams and split in leagues followed by anticipated sale of teams in 2027 Segment Financial Overview: Owned Sports Properties Commentary Source:Everest Management Plan. Note:Dollars in millions. 2023A pro forma for WWE acquisition as per Everest Management Plan. A B C UFCF Adj. EBITDA Revenue A B D C D D D B D

Segment Plan vs. Consensus: Owned Sports Properties Source:Everest Management Plan and FactSet as of March 7, 2024. Note:Dollars in billions. 2023A pro forma for WWE acquisition as per Everest Management Plan. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. % YoY Growth 3 3 1 1 1 +9.6% +8.2% Ann. Margin Exp. Adj. EBITDA Mgmt. Cons. Margin 3 3 1 1 1 +147bps +219bps # Estimates # Estimates 40.3% 44.0% 46.4% 47.6% 49.8% 51.2% 40.3% 42.9% 44.8% 47.0% 47.4% 47.7% +3.6% +8.4% +14.7% +9.0% +5.6% +3.4% +10.2% +19.7% +8.2% +7.4% Individual Broker Estimates

Segment driven by IMG Media (rights distribution) and On Location (events coordination) Includes major tennis events, fashion & art shows, and other experiences Events with continued partners driving meaningful EBITDA Cyclical segment P&L and cash flow profile driven by semi-regular event schedule OLE contracted as Olympics event coordinator – first ever in Games’ history Idiosyncratic timing creates variability in cash flow profile Paris and Milan Olympics ticket sales expected mostly in year of while LA ticket sales anticipated in year prior Segment Financial Overview: Events, Experiences & Rights Commentary Source:Everest Management Plan. Note:Dollars in millions. 2023A pro forma for IMG Academy divestiture as per Everest Management Plan. UFCF Adj. EBITDA Revenue A A C C B C C D B D B C

Segment Plan vs. Consensus: Events, Experiences & Rights Source:Everest Management Plan and FactSet as of March 7, 2024. Note:Dollars in billions. 2023A pro forma for IMG Academy divestiture as per Everest Management Plan. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. % YoY Growth 3 3 1 1 1 +8.9% +15.6% Ann. Margin Exp. Adj. EBITDA Mgmt. Cons. Margin 3 3 1 1 1 +124bps +75bps # Estimates # Estimates 9.1% 14.4% 12.7% 12.5% 11.3% 12.8% 9.1% 10.7% 12.5% 13.6% 14.0% 15.3% +52.0% (33.9%) +22.3% (5.2%) +77.4% +42.5% (24.6%) +11.0% (13.8%) +49.1% Individual Broker Estimates

Houses William Morris Agency (WME) business 72% of ’23A segment EBITDA Shifting “package” dynamics driven by streaming distribution and guild dictated terms ’24E topline recovery from depressed ’23A due to strikes Unscripted growth supported by particular by deals with Asylum and F45 Pressure from strikes and incremental personnel investment expected to normalize to 30%+ margins (40% in 2022) Segment with relatively stable cash flow conversion given fee-based revenue models Segment Financial Overview: Representation Commentary Source:Everest Management Plan. Note:Dollars in millions. UFCF Adj. EBITDA Revenue A B C D E A B C D E

Segment Plan vs. Consensus: Representation Source:Everest Management Plan and FactSet as of March 7, 2024. Note:Dollars in billions. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. % YoY Growth 3 3 1 1 1 +9.0% +9.9% Ann. Margin Exp. Adj. EBITDA Mgmt. Cons. Margin 3 3 1 1 1 +94bps +92bps # Estimates # Estimates 25.3% 28.3% 27.3% 29.9% 29.9% 29.9% 25.3% 24.1% 25.1% 26.7% 28.2% 30.0% +15.2% +8.6% +8.7% +8.4% +8.8% +9.3% +7.5% +17.2% +6.0% +5.5% Individual Broker Estimates

Contribution is relatively small vs. other Everest segments Operating dynamics dominated by multi-year contracts and protracted sales cycle Weakness in 2024 sales cycle readout Loss of tennis contract results in decreased revenue in 2024 License renewal cycle in Open Tech. driving irregular growth IMG Arena margin contraction driven by loss of TDI rights, offset by improvement in Football and Basketball OpenBet margin increase driven by mix shift to Open Tech. & Open Context Higher margin vs. Open Services business Segment Financial Overview: Sports Data & Technology Commentary Source:Everest Management Plan. Note:Dollars in millions. Adj. EBITDA Revenue UFCF B A E B C C D D A E

Segment Plan vs. Consensus: Sports Data & Technology Source:Everest Management Plan and FactSet as of March 7, 2024. Note:Dollars in billions. ’23A-’28E CAGR 2023A 2024E 2025E 2026E 2027E 2028E Revenue Mgmt. Cons. % YoY Growth 3 3 1 1 1 +14.6% +5.3% Ann. Margin Exp. Adj. EBITDA Mgmt. Cons. Margin 3 3 1 1 1 +58bps +142bps # Estimates # Estimates 13.3% 16.0% 18.5% 20.0% 20.3% 20.4% 13.3% 13.2% 13.9% 16.9% 15.9% 16.2% (2.8%) +9.6% +10.9% +4.2% +5.4% +19.7% +14.9% +19.6% +11.0% +8.1% Individual Broker Estimates

Project Everest – Illustrative Process Timeline Timeline contemplates four distinct phases: Phase 1: Committee formation Phase 2: Diligence and access to management Phase 3: Preliminary views on valuation and initial legal documentation drafting Phase 4: Finalizing for target signing and announce Note:As of March 7, 2024. (1)Including calls with CEO, CFO, other principals and business unit (Owned Sports Properties, Events, Experiences & Rights, Representation and Sports Data & Technology) leaders if possible. Key Process Items Market Holiday Reference Good Friday and Easter Weekend (1) Illustrative timeline to be modified as events unfold Today As presented February 18 Kilimanjaro: 2/27 Everest: 2/28